UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2021

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, as a result of a combination of (i) the COVID-19 pandemic’s impact on the Company’s financial performance, and (ii) the design of the Company’s compensation program, the Compensation Committee (the “Committee”) of the board of directors of Reinsurance Group of America, Incorporated (the “Company”) approved (i) a one-time modification to the 2020 awards granted under the Company’s Annual Bonus Plan (“ABP”) impacting the Company’s named executive officers and (ii) a one-time grant of equity awards to the Company’s named executive officers and other participants in the Company’s Flexible Stock Plan (the “Flexible Stock Plan”). Earlier in 2021 the Committee approved a one-time modification to the 2020 ABP awards impacting other employees participating in the ABP. A summary of the Committee’s actions is described below. Additional information regarding these actions will be reported in the Company’s proxy statement on Schedule 14A to be filed with the Securities and Exchange Commission in April 2021 (the “2021 Proxy Statement”).

Rationale

The Committee has examined the impact of the COVID-19 pandemic on the Company’s 2020 financial results and related compensation plans against a set of core Company principles and believes the one-time exercise of discretion is warranted for 2020 with respect to both the 2020 ABP and the Company’s 2021 long-term incentive compensation awards. No changes are being made to any prior equity awards granted by the Company.

Both the ABP and the equity awards granted prior to 2021: (i) are designed around absolute financial metrics, (ii) do not include metrics comparing the Company’s financial results to those of its peers, and (iii) feature relatively narrow ranges between minimum, target and maximum payout thresholds for the financial metrics that determine payouts. Additionally, the Company’s performance contingent share (“PCS”) awards, which have historically represented 75% of equity grants for named executive officers, were constructed using cumulative financial metrics over a three-year period. Thus, poor performance in a single year significantly reduces or eliminates the value of awards granted in three separate awards cycles. The Committee believes that the application of Committee discretion is necessary because the combination of these design elements and the impact of the COVID-19 pandemic disproportionately affects employee compensation which may negatively impact employee engagement and create talent retention issues and business continuity concerns.

With respect to the ABP, which most Company employees participate in, the Committee believes that the Company’s 2020 financial results do not represent the performance of employees across the Company in successfully navigating through the COVID-19 pandemic in 2020, nor do the results reflect the strong underlying performance of many areas of the Company’s business. The one-time modification to the 2020 ABP awards was designed to reward Company employees for their performance in 2020. It was also designed to ensure that executives received on average smaller awards compared to their targets while non-executive employees received on average payouts closer to the target amount for such awards. The Committee believes that its exercise of the one-time discretion over the ABP better aligns pay and performance for Company employees as compared to the ABP formulaic outcome.

The Company’s PCS program represents a significant portion of target compensation for the Company’s named executive officers and for other executives. As described below, payouts under each PCS award are determined by Company financial performance over a three-year period. Notwithstanding solid financial performance in 2018 and 2019, the PCS awards that vested in

2020 will have a zero payout due to the impact of the COVID-19 pandemic on the Company’s financial metrics in 2020. As a result of: (i) the COVID-19 pandemic’s impact on the Company’s 2020 financial performance, (ii) the financial metrics being established prior to the pandemic, (iii) the cumulative nature of the financial metrics for each plan cycle, and (iv) the degree of stretch performance that is built into the performance metrics, the Company estimates with a high degree of confidence that payouts for the PCS cycles ending in 2021 and 2022 will also be zero, even if the Company performs exceptionally well during 2021 and 2022.

As such, the Committee determined that a one-time equity award to named executive officers and other executives who participate in the Flexible Stock Plan was necessary for the engagement of our executive team to advance our strategic objectives and to recognize the performance of our leaders in navigating the Company through the COVID-19 pandemic. Absent this additional one-time equity award, the impacts to total realized compensation on the Company’s executive officers are material and long-lasting, presenting significant challenges in the retention and engagement of key talent. The Committee believes that this one-time grant better aligns pay and performance for participants in the Flexible Stock Plan.

The Committee believes these compensation actions will foster the Company’s culture of trust and equity, which is considered instrumental in motivating Company employees to contribute to the Company’s future success, including continued navigation through the COVID-19 pandemic.

2020 Annual Bonus Plan

Most Company employees participate in the ABP, which provides annual cash incentive compensation based on one or more of the following factors: the Company’s overall performance, the performance of the participant’s division, business unit or department and individual performance. Overall Company financial performance must meet a certain minimum level of adjusted operating income per share (i.e., a “trigger”), as determined in advance by the Committee, before any awards are made under the ABP.

In 2020, the Company’s overall performance exceeded the “trigger” for the ABP and as such was measured using the following metrics and weightings:

•	Adjusted operating income per share (50%);

•	Book value per share excluding accumulated other comprehensive income (“AOCI”) (25%);

•	New business embedded value (15%); and

•	Adjusted total revenue (10%).

The terms and conditions of the ABP were previously reported under “Compensation Discussion & Analysis” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2020 (the “2020 Proxy Statement”).

The Company’s 2020 adjusted operating income per share met the minimum level required to trigger payouts under the ABP but did not meet the threshold amount for payment under such metric. Likewise, the Company’s book value per share excluding AOCI results did not meet the threshold amount for payment. New business embedded value results ($561.2 million) were 96.8% of target ($580 million) and adjusted total revenue results ($14,595.88 million) were 98.2% of target ($14,864 million). These targets were established in early March 2020, before the global nature and severity of the COVID-19 pandemic was understood.

As a result of this financial performance, the weighted average for the portion of the ABP determined by the Company’s overall performance was 22.6% of target and the Company’s total payout for all participants under the ABP would have been $62.1 million absent any adjustment. These results are summarized below:

Performance Measures and Goals ($ in Millions, except for EPS and Book Value)	Minimum	2020 Target	Maximum	Numerical Results	Weight	Payout Percent
Adjusted Operating Income Per Share ($ per share)	$12.94	$13.91	$14.88	$7.54	50.0%	0.0%
	93.0%		107.0%
Adjusted Book Value Per Share Excluding AOCI ($ per share)	$136.80	$144.00	$151.20	$132.33	25.0%	0.0%
	95.0%		105.0%
New Business Embedded Value (NBEV)	$325.00	$580.00	$835.00	$561.20	15.0%	14.4%
	56.0%		144.0%
Adjusted Total Revenues	$14,121.00	$14,864.00	$15,607.00	$14,595.88	10.0%	8.2%
	95.0%		105.0%

						22.6%

Pursuant to the terms of the ABP, the Committee is permitted to make all decisions and determinations that may be required under the ABP, including the discretion to modify the compensation payable upon attainment of performance goals. The Committee has utilized that discretion to modify the 2020 ABP awards to increase the amount of cash available in the ABP pool by $11.8 million, for a total pool of $74.0 million. The Company estimates that, absent the impact of the COVID-19 pandemic, the 2020 ABP bonus pool would have been approximately $88 million.

The Committee also adopted guidelines for the allocation of the $11.8 million increase in the ABP pool, which focused on employees whose ABP payouts would otherwise be particularly impacted by the overall Company result (22.6% of target) and/or business unit results particularly affected by the COVID-19 pandemic, while capping adjustments for executives. These guidelines:

•	Increased the Company’s overall performance metric from 22.6% of target to 80% of target, subject to the caveats described below.

•

Based on input from Company management, increased business segment performance to 100% for segments that were materially impacted by COVID-19 claims, subject to the caveats described below. Results for these segments would have generally been at or above target, but for the impact of COVID-19 claims. Of the additional $11.8 million allocated to the ABP pool, $2.6 million was used to adjust payouts for these segments.

•	Capped ABP payouts using a tiered approach, as follows:

•

Payouts to named executive officers are capped at the greater of: (i) 65% to 80% of the target award (individual caps vary by role) calculated using the adjusted Company overall performance metric; or (ii) 100% of the award calculated using the unadjusted Company overall performance metric and applicable unadjusted business segment performance metric.

•

Payouts to other Company executives who participate in the Flexible Stock Plan are also capped, with the cap percentage (as a portion of the target ABP award) increasing in tiers, so that lower level executives have a higher average ABP payout as a percentage of target.

•	Payouts to employees who do not receive long-term incentive awards under the Flexible Stock Plan are uncapped.

Using this approach, the average payout for all Company employees under the modified ABP is 104.2% of target and the average payout for named executive officers is 76.4% of target.

The following table shows amounts that would have been payable to the named executive officers pursuant to the ABP, both with and without the adjustments described above, as well as target amount of ABP awards set by the Committee in early March 2020. Additional information regarding these ABP payments will be reported under “Compensation Discussion & Analysis” in the 2021 Proxy Statement.

Named Executive Officer	2020 Target ABP Award	Unadjusted ABP Payout	Amount of Adjustment	Adjusted ABP Payout
Anna Manning	$1,854,000	$419,746	$970,754	$1,390,500
Todd Larson	$774,000	$175,234	$405,266	$580,500
Alain Néemeh	$774,000	$175,234	$405,266	$580,500
John Laughlin	$615,000	$139,236	$260,514	$399,750
Tony Cheng	$368,395	$384,126	$0	$384,126
Leslie Barbi[1]	$565,417	$64,005	$388,328	$452,333

[1]	Ms. Barbi was not a named executive officer in the 2020 Proxy Statement. However, she will be a named executive officer in the 2021 Proxy Statement.

2021 One-Time Equity Award Grant

Each year, after approval by the Committee, the Company grants PCS awards to the named executive officers and certain other executives. These PCS awards represent 75% of the total target long term incentive award of each executive. Each PCS grant covers a three-year performance period and payouts are tied to the achievement of pre-determined corporate financial performance goals over the period. The PCS performance measures are cumulative over the three-year period. Upon settlement, PCS awards are paid in shares of Company common stock. Executives below the Senior Vice President level receive similar awards, which are settled in cash; the amount of cash payable is based on the Company’s stock price at settlement.

Metrics and weightings for the PCS awards granted for the 2018-2020 performance period were:

•	Three-year adjusted operating return on equity (33.5%);

•	Three-year adjusted operating income (33.5%); and

•	Three-year book value per share, excluding AOCI (33%).

The terms and conditions of the PCS grants were previously reported under “Compensation Discussion & Analysis” in the 2020 Proxy Statement.

Prior to the COVID-19 pandemic, the Company estimated, based on financial performance in 2018 and 2019, that the PCS awards granted for the 2018-2020 performance period would be slightly below target payout. However, because of the impact of the COVID-19 pandemic on the

Company’s 2020 financial results, Company financial performance for the 2018-2020 PCS performance period was below the threshold required for payment with respect to each of the three metrics, resulting in a zero payout overall. In addition, as the PCS performance measures are cumulative over the three-year period, the Company estimates with a high degree of confidence that the 2020 financial results also eliminate the possibility of any future payments under the PCS awards granted for both the 2019-2021 performance period and the 2020-2022 performance period. This has created a significant reduction in realizable compensation, which in turn has created potential retention concerns for employees who no longer have significant amounts of forfeitable compensation.

For the named executive officers, the one-time equity award consists of two components of equal size: a performance share unit (“PSU”) grant and a restricted share unit (“RSU”) grant. The awards will fully vest (i.e., “cliff vest”) for individuals employed with the Company on December 31, 2022. Vesting of the PSU awards is subject to a performance condition which requires the Company to achieve financial results that are within a pre-determined range for at least two of the following measures during either 2021 or 2022: adjusted operating return on equity; adjusted operating income; or book value per share, excluding AOCI. If the performance condition is not met, there will be no payout under the award. Achieving this performance condition will cause the full value of the award to vest. No additional amounts will be paid if Company performance exceeds target financial goals.

The following table shows the value of the PSU and RSU grants to the named executive officers, based on the closing price of the Company’s common stock on the date of grant. The foregoing description of the PSU and RSU awards does not purport to be complete and is qualified in its entirety by reference to the forms of PSU and RSU award agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein. Additional information regarding these PSU and RSU awards will be reported under “Compensation Discussion & Analysis” in the 2021 Proxy Statement.

Named Executive Officer	PSU award value	RSU award value
Anna Manning	$3,500,000	$3,500,000
Todd Larson	$765,000	$765,000
Alain Néemeh	$800,000	$800,000
John Laughlin	$535,000	$535,000
Tony Cheng	$352,500	$352,500
Leslie Barbi	$202,500	$202,500

Members of the Company’s executive committee will receive PSU and RSU awards with the same conditions as those received by the named executive officers. Other Company executives who participate in the Flexible Stock Plan will receive RSU awards, either settled in shares of Company stock or cash depending on position. The total value of the PSU and RSU awards granted (both to named executive officers and other executives) is approximately $52 million.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The effects of the ongoing novel coronavirus (“COVID-19”) pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following documents are filed as exhibits to this report:

10.1	Form of PSU agreement

10.2	Form of RSU agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: March 15, 2021	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer